
Exhibit (11)

Compass Bancshares, Inc. and Subsidiaries
Computation of Earnings Per Share
Three and Nine Months Ended September 30, 1996 and 1995

                                  Three Months Ended      Nine Months Ended
                                     September 30            September 30
                               -----------------------  -----------------------
                                  1996         1995        1996         1995
                               ----------   ----------  ----------   ----------
                                     (in Thousands Except Per Share Data)
PRIMARY:
Weighted average shares
 outstanding                      39,503       40,293      39,907       40,222


Net effect of the assumed
 exercise of stock options -
 based on the treasury stock
 method using average market
 price                               310          320         288          252
                               ----------   ----------  ----------   ----------
Total weighted average shares
 and common stock equivalents
 outstanding                      39,813       40,613      40,195       40,474
                               ==========   ==========  ==========   ==========

 Net income available
   to common shareholders       $ 25,809     $ 30,341    $ 94,480     $ 84,677
                               ==========   ==========  ==========   ==========

 Net income per common share    $   0.65     $   0.75    $   2.35     $   2.09
                               ==========   ==========  ==========   ==========

FULLY DILUTED:
Weighted average shares
 outstanding                      39,503       40,293      39,907       40,222

Net effect of the assumed
 exercise of stock options -
 based on the treasury stock
 method using average market
 price or period-end market
 price, whichever is higher          338          328         320          328

                               ----------   ----------  ----------   ----------
Total weighted average shares
 and common stock equivalents
 outstanding                      39,841       40,621      40,227       40,550
                               ==========   ==========  ==========   ==========

Net income                      $ 25,809     $ 30,341    $ 94,480     $ 84,677
                               ==========   ==========  ==========   ==========

Net income per common share     $   0.65     $   0.75    $   2.35     $   2.09
                               ==========   ==========  ==========   ==========

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